                                    *** Text Omitted and Filed Separately
                                        Confidential Treatment Requested
                                        Under 17 C.F.R. Sections 200.80(b)(4),
                                                          200.83 and 240.24b-2


                                    AGREEMENT

                                     BETWEEN

                         JATO COMMUNICATIONS CORPORATION

                                       AND

                            LUCENT TECHNOLOGIES INC.








The mailing, delivery or negotiation of this Agreement by Lucent, Jato or its their respective agents or attorneys shall not be deemed an offer by Lucent or Jato to enter into any transaction or to enter into any other relationship, whether on the terms contained herein or on any other terms. This Agreement shall not be binding upon Lucent or Jato, nor shall Lucent or Jato have any obligations or liabilities or any rights with respect thereto, or with respect to the transactions contemplated by the Agreement, unless and until the Agreement has been approved by the executive officers and/or Board of Directors of Lucent and Jato and Lucent and Jato have executed and delivered this Agreement. Until such execution and delivery of this Agreement, Lucent or Jato may terminate all negotiation and discussion of the subject matter hereof, without cause and for any reason, without recourse or liability.

                                TABLE OF CONTENTS
                                GENERAL AGREEMENT

1.    ARTICLE I GENERAL TERMS AND CONDITIONS...............................1
1.1   DEFINITIONS:.........................................................1
1.2   TERM OF AGREEMENT:...................................................3
1.3   SCOPE:...............................................................3
1.4   CUSTOMER RESPONSIBILITY:.............................................4
1.5   ORDERS:..............................................................4
1.6   CHANGES IN CUSTOMER'S ORDERS:........................................5
1.7   CHANGES IN PRODUCTS:.................................................5
1.8   PRICES:..............................................................5
1.9   INVOICES AND TERMS OF PAYMENT:.......................................6
1.10  PURCHASE MONEY SECURITY INTEREST:....................................7
1.11  TAXES:...............................................................8
1.12  TRANSPORTATION AND PACKING:..........................................8
1.13  TITLE AND RISK OF LOSS:..............................................8
1.14  WARRANTY:............................................................8
1.15  INFRINGEMENT:.......................................................10
1.16  CUSTOMER'S REMEDIES:................................................11
1.17  USE OF INFORMATION:.................................................11
1.18  DOCUMENTATION:......................................................12
1.19  NOTICES:............................................................12
1.20  FORCE MAJEURE:......................................................12
1.21  ASSIGNMENT:.........................................................13
1.22  TERMINATION OF AGREEMENT FOR BREACH:................................13
1.23  ARBITRATION:........................................................13
1.24  NON-SOLICITATION:...................................................14
1.25  INDEPENDENT CONTRACTOR:.............................................14
1.26  RELEASES VOID:......................................................14
1.27  PUBLICITY:..........................................................14
1.28  CONFIDENTIALITY OF AGREEMENT:.......................................14
1.29  AMENDMENTS:.........................................................14
1.30  SEVERABILITY:.......................................................14
1.31  WAIVER:.............................................................15
1.32  SURVIVAL:...........................................................15
1.33  SECTION HEADINGS:...................................................15

1.34  CHOICE OF LAW:......................................................15
2.    ARTICLE II PROVISIONS APPLICABLE TO LICENSED MATERIALS..............16
2.1   LICENSE FOR LICENSED MATERIALS:.....................................16
2.2   CHANGES IN LICENSED MATERIALS:......................................16
2.3   CANCELLATION OF LICENSE:............................................16
3.    ARTICLE III ENTIRE AGREEMENT:.......................................17
3.1   ENTIRE AGREEMENT....................................................17

This Data Networking Sales Agreement Number LNM99PK000005L (hereinafter "General Agreement" or "Agreement'" is made effective as of the date of last signature ("Effective Date") by and between Jato Communications Corporation, a Delaware corporation, with offices located at 1099 18th Street, Suite 700, Denver, Colorado 80202 (hereinafter "Customer"), and Lucent Technologies Inc., a Delaware corporation, acting through its Data Networking Systems Group with offices located at 600 Mountain Avenue, Murray Hill, New Jersey 07974 (hereinafter "Seller").

WHEREAS, Seller desires to supply to Customer and Customer desires to procure from Seller the products and services described herein, pursuant to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties intending to be lawfully bound agree as follows:

                                  1. ARTICLE I

                          GENERAL TERMS AND CONDITIONS

1.1      DEFINITIONS:

For the purpose of this Agreement, the following definitions will apply.

(a) "Affiliate" of a corporation means its Subsidiaries, any company of which it is a Subsidiary, and other Subsidiaries of such company.

(b) "Customer Price List" means Seller's published "Ordering and Price Guides" or other price notification releases furnished by Seller for the purpose of communicating Seller's prices or pricing related information to Customer; however, this does not include Firm Price Quotes.

(c) "Cutover" means the verification by Seller and Customer of actual usage over the installed Products. This function occurs after Turnover and is not performed by Seller unless specifically requested by Customer and is usually covered under a separate Professional Services Agreement.

(d) "Definition of Services" means the template jointly developed by Customer and Seller of Services to be provided or performed by Seller for Customer. Customer and Seller shall agree to the Services to be performed or provided. Customer shall, then, issue a Statement of Work ("SOW") from which Seller will confirm prices for work to be performed or provided.

(e) "Delivery Date" means the date required under this Agreement by which all deliverables ordered by Customer are to be delivered to the destination specified in the Purchase Order.

(f) "Designated Processor" means the Product for which licenses to Use Licensed Materials are granted.

(g) "Firmware" means a combination of (1) hardware and (2) Software represented by a pattern of bits contained in such Hardware.

(h) "Fit" means physical size or mounting arrangement (e.g., electrical or mechanical connections).

(i)      "Form" means physical shape.

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(j)      "Function" means the technical operation or process the Product performs.

(k) "Hazardous Materials" means material designated as a "hazardous chemical substance or mixture" pursuant to Section 6 of the Toxic Substance Control Act; a "hazardous material" as defined in the Hazardous Materials Transportation Act (49 U.S.C.1801,et seq.) "hazardous substance" as defined in the Occupational Safety and Health Act Hazard Communication Standard (29 CFR 1910.1200) or as defined in the Comprehensive Governmental Response, Compensation and Liability Act, 42 U.S.C. 9601 (14), or other pollutant or contaminant.

(l) "Installation Complete Date" means the date on which OS Software, transmission systems Software, and/or hardware is installed by Seller at the location specified in the order and determined by Seller to be ready for Use by Customer.

(m) "Licensed Materials" means the Software and Related Documentation for which licenses are granted by Seller under this Agreement; no Source Code versions of Software are included in Licensed Materials.

(n) "OS Software" means the object code Software, for operations systems, embodied in any medium, including firmware.

(o) "Pricing/Discount Schedule" means a published schedule or spreadsheet of prices mutually agreed upon by the parties in writing for specific Lucent or OEM Products, Licensed Materials and Services provided by Seller. Such pricing schedule shall include negotiated discounts applicable to the Agreement.

(p) "Product" means equipment hardware, and parts thereof, but the term does not mean Software whether or not such Software is part of Firmware.

(q) "Purchase Order" means an order provided by Customer to Seller detailing the specific Products, Licensed Materials and Services to be ordered. Customer will reference the corresponding Statement of Work including the work site location, ship to and bill to address, requested completion dates, quantity of Products and Licensed Materials, as described in more detail in Section 1.5.

(r) "Related Documentation" means materials useful in connection with Software such as, but not limited to, flowcharts, logic diagrams and listings, program descriptions and Specifications.

(s) "Services" means any engineering, installation or repair services to be performed by Seller under this Agreement, but the term "Services" does not include any services provided by the Professional Services Division of Seller's Network Systems Group unless otherwise expressly agreed to in writing by the parties.

(t) "Software" means a computer program consisting of a set of logical instructions and tables of information that guide the functioning of a processor. Such program may be contained in any medium whatsoever, including hardware containing a pattern of bits, representing such program. However, the term "Software" does not mean or include such medium.

(u) "Source Code" means any version of Software incorporating high-level or assembly language that generally is not directly executable by a processor.

(v) "Specifications" means Seller's or its vendor's technical specifications for particular Products or Software furnished hereunder.


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(w)      "Statement of Work" ("SOW") means the detailed description of the actual Services such as installation, staging, maintenance and monitoring, to be performed for Customer by Seller which includes the expected completion dates of such Services. Seller will confirm prices with Customer based upon the work detailed therein and Customer will issued a Purchase Order to Seller for applicable Products, Licensed Materials and Services to complete the Statement of Work (SOW).

(x) "Subsidiary" means any corporation in which Customer owns more than fifty percent (50%) of the eligible voting stock; such corporation shall be deemed to be a Subsidiary of such Customer only as long as such ownership or control exists.

(y) "Turnover" means, with respect to Products and Software to be installed by Seller, the point at which Seller has completed the installation and notifies Customer that the installation is completed and that Seller has confirmed that the installed Product and/or Software comply with Seller's Specifications.
         This term does not mean Cutover, which is separately defined herein.

(z) "Use," with respect to Licensed Materials means loading the Licensed Materials, or any portion thereof, into a Designated Processor for execution of the instructions and tables contained in such Licensed Materials.

1.2      TERM OF AGREEMENT:

The term of this Agreement shall commence on the Effective Date and shall continue in effect thereafter for a period of three (3) years ("Term").

1.3      SCOPE:

(a) The terms and conditions of this Agreement shall apply to all transactions occurring during the Term whereby Data Networking Systems Products, Licensed Materials or Services are provided by Seller to Customer. Except as expressly stated in this Agreement, this Agreement shall not apply to any products, licensed materials or services offered for supply by any other group (e.g. Microelectronics, Business Communications Systems) within Lucent. By placing orders with Seller, including change and/or addition orders, or using any Products, Licensed Materials, or Services provided hereunder, Customer agrees to be bound to the terms of this Agreement. Customer understands and agrees that all Products, Licensed Materials, or Services furnished by Seller to Customer pursuant to this Agreement shall be for Customer's own internal use in the United States only.

(b) This Agreement shall apply to all transactions occurring during the Term whereby Seller agrees to provide to Customer certain products manufactured by and purchased from Copper Mountain, Inc. and other OEM equipment purchased through Seller. The terms and conditions related to the Other Equipment Manufacturer (OEM) agreement between Seller and Copper Mountain, Inc. are detailed in a separate purchase agreement.

(c) The terms and conditions of this Agreement apply to Services performed by Seller for Customer under this agreement including the Definition of Services and other work plans and processes, such as Statement of Work
         (SOW) and Purchase Order, agreed to by both Seller and Customer.

(d) Seller and Customer have agreed to fund a co-marketing arrangement as outlined in a separate co-marketing agreement.


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(e)      All Firm Price Quotes made by Seller to Customer shall incorporate the terms and conditions of this Agreement. Any conflicting terms and conditions of a Firm Price Quote, signed by an authorized representative of Seller and Customer and dated after the effective date of this Agreement, will supersede the comparable pricing terms of this Agreement. Only an officer of Customer shall be an authorized representative of Customer.

1.4      CUSTOMER RESPONSIBILITY:

Customer shall, at no charge to Seller, provide Seller with such technical information, data, technical support or assistance as may reasonably be required by Seller to fulfill its obligations under this Agreement, any subordinate agreement or order. If Customer falls to provide the technical information, data, support or assistance, within a reasonable timeframe, Seller shall be discharged from any such obligation. Notice of all such requests for information must be provided to Customer in writing 30 days or as soon as is reasonably possible prior to when Seller requires the designated information. All technical information and data provided by Customer shall be subject to the confidentiality obligations set forth in
Section 1.17 below.

1.5      ORDERS:

(a) All Purchase Orders submitted by Customer for Products, Licensed Materials, and Services shall incorporate and be subject to the terms and conditions of this Agreement. Any Purchase Order submitted pursuant to a Firm Price Quote shall include such Firm Price Quote number. All Purchase Orders, including electronic orders, shall contain the information as detailed below:

         (i)      Complete and correct ship to and bill to address;

         (ii) The quantity and type of Products, Licensed Materials, and Services being ordered;

         (iii)    The price;

         (iv) The requested Delivery Date in accordance with Seller's standard delivery intervals for the applicable Products, Licensed Materials, and Services being ordered. In the event a non standard delivery interval has been mutually agreed to by the parties, reference to the specific document agreeing to the interval needs to be included;

         (v) The requested completion date in accordance with Seller's standard completion date intervals for the applicable Products, Licensed Materials, and Services being ordered;

         (vi)     Reference to this Agreement;

         The requested Delivery Date of any Purchase Order must be in accordance with Sellers published standard order intervals in effect on the date of receipt of order by Seller. Seller reserves the right to change such standard order intervals without notification to Customer but only with respect to future orders. Changes in intervals will be provided to Customer at time Purchase Order is placed to Seller by Customer. Seller agrees that it will comply with the standard order intervals in effect. No change in the standard order intervals shall affect Purchase Orders submitted prior to the change to the standard order intervals. Purchase Orders submitted electronically shall be binding on Customer notwithstanding the absence of a signature. All Purchase Orders are subject to acceptance by Seller. All Purchase Orders not rejected within five (5) business days of receipt will be deemed to be accepted. Seller reserves the right to place any order on hold, delay shipment, and/or reject any order due to, but not limited to the breach or default by Customer of its obligations under this Agreement or Customer's insufficient credit limits


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

         including Customer's inability to sustain adequate financing. Customer shall be notified in writing of any such action within five (5) business days of the receipt of any Purchase Order.
         However, upon the occurrence of a force majure event, Seller will notify Customer as soon as reasonably possible. Terms and conditions on Customer's purchase order which are inconsistent with the provisions of this Agreement and any pre-printed terms and conditions on Customer's purchase order shall be ineffective, void and of no force and effect. Orders shall be sent to the following address:

                  Lucent Technologies Inc.
                  Customer Service
                  6701 Roswell Road
                  Building D - 3rd Floor
                  Atlanta, GA 30328-2501

1.6      CHANGES IN CUSTOMER'S ORDERS:

Changes by Customer to a Purchase Order which has been previously accepted by Seller (a "Change Order") are subject to acceptance by Seller. Change Orders shall be treated as an amendment or modification to the original Purchase Order, upon agreement between Seller and Customer, and shall follow Seller's change order process. In the event Seller accepts a Change Order and such change affects Seller's ability to meet its obligations under the original order, any price (or discount, if applicable), Delivery Date or Services completion date quoted by Seller with respect to such original Purchase Order is subject to change only for those items changed or impacted by the requested change on the original Purchase Order. Seller will provide to Customer written quotations and expected completion dates for any requested Change Orders within five (5) calendar days from receipt of the Change Order.

1.7      CHANGES IN PRODUCTS:

Prior to accepting any Purchase Orders, Seller may at any time make changes in the Products. Furthermore, with respect to Purchase Orders calling for shipment more than thirty (30) days outside of Seller's normal shipping interval for the Products, unless Customer has agreed that the Purchase Order is non-cancelable. Seller may modify the Product(s) drawings and Specifications or may substitute Products of later design, provided that Seller gives Customer prompt written notice of such modifications or substitutions and Customer has not within five (5) business days after receipt of such notice notified Seller of its intent to make the Purchase Order non-cancelable. Seller agrees that such modifications or substitutions of Products will not impact upon Form, Fit, or Function under normal and proper use of the ordered Product as provided in Seller's Specifications. With respect to all changes, modifications, and substitutions of Licensed Materials, and changes, modifications and substitutions of Products that do impact the Form, Fit, or Function of the ordered Product, Seller shall notify Customer in writing at least thirty (30) days prior to the date the changes become effective. For products provided through an OEM arrangement and Customer's purchase of such product through Seller is based upon that arrangement, Seller will notify Customer and discuss with Customer proposed changes that affect such purchases prior to making material changes in the product or the relationship with such OEM. In the event the Customer objects to any change, modification or substitution of Products and Licensed Materials, Customer shall notify Seller within thirty (30) days from the date of its notice from Seller. Upon receipt of notice, Seller shall not furnish changed, modified or substituted Products or Licensed Materials to Customer on any orders in process.

1.8      PRICES:

(i) To the extent Customer's order is subject to a Firm Price Quote made by Seller, prices, fees and charges (hereinafter "Prices") shall be as set forth in Seller's Firm Price Quote. In no event shall


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

Prices, whether subject to a Firm Price Quote or otherwise, exceed the prices agreed upon in the Customer's Pricing/Discount Schedule.

(ii) Except as expressly stated in this Agreement, in all other cases Prices shall be those contained in Customer's price discount schedule. Prices for Products and license fees for Licensed Materials to be shipped, or Services to be performed beyond the published shipping interval will be based upon the date required for order entry by Seller in accordance with Customer's requested date and applying the Price from the Customer's price discount schedule in effect as of that date.

(iii) Seller may amend its Prices, other than those subject to Firm Price Quotes and those on the Customer's Pricing/Discount Schedule. Seller agrees to provide thirty (30) days written notice of any increase in Prices.

(iv) Seller reserves the right to remove any product from the price discount schedule upon at least ninety (90) prior written notice to Customer.

(V) SELLER ACKNOWLEDGES THE STRATEGIC RELATIONSHIP BETWEEN CUSTOMER AND SELLER AND CUSTOMER'S EXPECTATION OF [ * ]. IN FURTHERANCE THEREOF, SELLER AGREES TO DO THE FOLLOWING:

         (a) SELLER SHALL NOTIFY CUSTOMER IN WRITING OF ANY [ * ] FOR THE PRODUCTS COVERED BY THIS AGREEMENT AND SHALL OFFER SUCH PRODUCTS TO CUSTOMER AT [ * ]. THE NEW PRICES SHALL BE EFFECTIVE WITH RESPECT TO PRODUCTS DELIVERED AFTER THE EFFECTIVE DATE OF THE NEW PRICE LIST.

         (b) UPON NOTICE BY CUSTOMER THAT THE PRICES TO CUSTOMER HAVE BECOME [ * ], SELLER AGREES TO NEGOTIATE IN GOOD
                  FAITH WITH CUSTOMER WITH A VIEW TOWARD [ * ] TAKING INTO CONSIDERATION THE OTHER TERMS OF THIS AGREEMENT AND THE RELATIONSHIP OF THE PARTIES.

         (c) UPON NOTICE BY CUSTOMER THAT IT BELIEVES THAT THE [ * ] AND OTHER TERMS, CONDITIONS AND CIRCUMSTANCES WHICH WOULD HAVE A BEARING ON [ * ] WARRANTIES, ALLOCATION OF RISKS, SPECIAL SERVICES, ETC.) AGREED TO BY SELLER AND ANOTHER CUSTOMER FOR THE SAME OR SIMILAR PRODUCTS ARE [ * ] THAN APPLICABLE TO CUSTOMER, SELLER AGREES TO REVIEW THE ENTIRE ARRANGEMENT WITH THE OTHER CUSTOMER IN GOOD FAITH. IF, IN SELLER'S GOOD FAITH JUDGMENT SELLER DETERMINES THAT THE ENTIRE ARRANGEMENT WITH THE OTHER CUSTOMER ARE [ * ] THEN SELLER SHALL OFFER
                  A COMPARABLE ARRANGEMENT TO CUSTOMER. CUSTOMER UNDERSTANDS THAT THE TERMS AND CONDITIONS OF SELLER'S AGREEMENTS WITH ITS CUSTOMERS ARE TREATED IN CONFIDENCE BY SELLER AND SELLER SHALL NOT BE OBLIGATED TO DISCLOSE THE TERMS AND CONDITIONS OF ANY AGREEMENT THAT SELLER HAS WITH ANY OF ITS CUSTOMERS EITHER IN THE EXECUTION OF THIS CLAUSE NOR IN ANY LEGAL OR OTHER PROCEEDING BROUGHT TO ENFORCE THIS CLAUSE AND SELLER'S FAILURE TO DISCLOSE SUCH SHALL NOT HAVE ANY EVIDENTIARY BEARING IN ANY SUCH HEARING. SELLER'S GOOD FAITH DETERMINATION WITH RESPECT TO FAVORABILITY AND COMPARABILITY SHALL BE CONCLUSIVE.

1.9      INVOICES AND TERMS OF PAYMENT:

(a) Payment for Products, Licensed Materials and Services (including transportation charges and taxes, if applicable) will be due net 30 from the date of Seller's invoice. For orders which Seller is


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                                   * INDICATES CONFIDENTIAL TREATMENT REQUESTED
         responsible for installation, the payment will be invoiced upon Turnover or as soon thereafter as practical. For furnish only orders the payment will be invoiced upon shipment or as soon as practical thereafter. In either case the final payment is due for receipt by Seller net 30.

(b) For Products, Licensed Materials and Services (including transportation charges and taxes, if applicable) that are not required to be paid in advance, Seller will invoice Customer, all amounts due for Products and Licensed Materials upon shipment and all amounts due for Services, upon completion of Services or, in either event, as soon as practical thereafter. Customer shall pay such invoiced amounts for receipt by Lucent net 30 from the invoice date.

(c) Customer shall pay all amounts due Seller hereunder using check of immediately available funds or Electronic Funds Transfer ("EFT") whether amounts have been invoiced by Seller. EFT payments by Customer shall be made to the following account of Seller or such other account as is subsequently designated by Seller in writing and, concurrent with the EFT payment, Customer shall fax a copy of the remittal to Seller's Manager Cash Operations at 770-750-4288.

                  Chase Manhattan Bank
                  New York, New York
                  Account Name: Lucent Technologies Inc.
                  ACCT. 910144-9099
                  ABA 021000021

(d) If Customer fails to pay any invoiced amount when due, the invoiced amount shall be subject to a late payment charge at the rate of one and one half percent (1-1/2%) per month, or portion thereof, of the amount due (but not to exceed the maximum lawful rate). Customer agrees to pay Seller's reasonable attorneys' fees and other costs incurred by Seller in the collection of any amounts invoiced hereunder.

(e) Customer agrees to review all invoices furnished by Seller hereunder upon receipt and, to use commercially reasonable efforts to notify Seller of any billing discrepancies within ten (10) days of receipt of the applicable invoice. Such inquiries can be directed to Seller in writing or by telephone. Inquiries shall be made to the telephone number or, if in writing, to the address identified on the invoice.

1.10     PURCHASE MONEY SECURITY INTEREST:

CUSTOMER AND SELLER ARE IN THE PROCESS OF NEGOTIATING FINANCING ARRANGEMENTS WHEREBY SELLER WILL BE PROVIDING FINANCING FOR PURCHASES MADE BY CUSTOMER HEREUNDER. THE PARTIES AGREE THAT THE TERMS OF THE FINANCING ARRANGEMENTS, IF CONCLUDED, SHALL SUPERSEDE THIS SECTION. UNTIL SUCH ARRANGEMENTS ARE CONCLUDED, OR IN THE EVENT THAT CUSTOMER ELECTS TO MAKE PURCHASES HEREUNDER OUTSIDE OF SUCH FINANCING ARRANGEMENTS, THIS SECTION SHALL APPLY.

(a) Seller reserves and Customer agrees that Seller shall have a purchase money security interest in Products and Licensed Materials supplied to Customer by Seller under this Agreement until any and all payments and charges due Seller under this Agreement related to such Products or Licensed Materials, including, without limitation, shipping and installation charges, are paid in full. Seller shall have the right at any time during the Term upon, written notice to Customer, to file in any state or local jurisdiction such financing statements (e.g., UCC-1 financing statements) as Seller deems necessary to perfect its purchase money security interest hereunder. Upon request by Seller, Customer hereby agrees to execute all documents necessary to secure and perfect


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         Seller's purchase money security interest hereunder, including without limitation UCC-1, Power of Attorney, if required, to appoint Seller as Customer's attorney-in-fact for purposes of executing and filing such financing statements, or such other documents Seller deems reasonably necessary. Customer also agrees that this Agreement may be filed by Seller in any state or local jurisdiction as a financing statement (or as other evidence of the Seller's purchase money security interest).

(b) In addition to any other remedy available to Seller as provided herein, by common law and by statute, Seller may exercise its right to reclaim all Products and Licensed Materials sold to Customer pursuant to UCC-2-702 or such other applicable provision as it may exist from state to state, upon discovery of Customer's insolvency, provided Seller demands in writing reclamation of such goods before ten (10) days after receipt of such goods by Customer, or if such ten (10) day period expires after the commencement of a bankruptcy case, before twenty (20) days after receipt of such goods by the Customer.

1.11     TAXES:

Customer shall be liable for all taxes and related charges, however designated, imposed upon or based upon its provision, sale, license or Use of Products, Licensed Materials or Services levied upon the sale, excluding taxes on Seller's net income, unless Customer provides Seller with a valid tax exempt certificate. Seller's failure to collect taxes in accordance herewith shall not be deemed to be an authorization to resell Products or Services or sublicense Licensed Materials. Seller is responsible for all collection and remittance of applicable taxes at the time of Customer payment.

1.12     TRANSPORTATION AND PACKING:

Seller, in accordance with its normal practices, shall arrange for prepaid transportation to destinations in the contiguous United States and shall invoice actual transportation charges to Customer. All transportation charges invoiced to Customer shall be at the actual costs charged by the transportation carrier and no price or cost mark up will be added by Seller. Premium transportation will be used only at Customer's request. Seller shall pack Products for delivery in the contiguous United States, in accordance with its standard practices for domestic shipments. Where, in order to meet Customer's requests, Seller packs Products in other than its normal manner or for destinations outside the contiguous United States, Customer shall pay the additional charges for such packing and transportation.

1.13     TITLE AND RISK OF LOSS:

Title to Products only and risk of loss to Products and Licensed Materials shall pass to Customer upon delivery to the Customer. Title to all Licensed Materials (whether or not part of Firmware) furnished by Seller, and all copies thereof made by Customer, including translations, compilations and partial copies are, and shall remain, the property of Seller. Customer shall notify Seller promptly of any claim with respect to loss which occurs while Seller has the risk of loss and shall cooperate in every reasonable way to facilitate the settlement of any claim. For purposes of this section, "delivery" shall mean the point at which Seller or Seller's supplier or agent turns over possession of the Product or Licensed Materials to Customer, Customer's employee, Customer's designated carrier, Customer's warehouse, or other Customer's agent and not necessarily the final destination shown on the order.

1.14     WARRANTY:

(a) Seller warrants to Customer only, that during the applicable warranty period, which shall in no event be less than ninety (90) days from the date of delivery, (i)Seller's manufactured Products (exclusive of Software) will be free from defects in material and workmanship and will conform to


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         Seller's Specifications for such Products; (ii)Licensed Materials developed by Seller will be free from those defects which materially affect function or performance in accordance with Seller's Specifications; and (iii) Services will be performed in a workmanlike manner and in accordance with good usage and accepted practices in the community in which Services are provided. With respect to Products or Licensed Materials or partial assembly of Products furnished by Seller but neither manufactured by Seller nor purchased by Seller pursuant to its procurement Specifications ("Vendor Items"), Seller, to the extent permitted, does hereby assign to Customer the warranties given to Seller by its vendor(s) of such Vendor Items.

(b) If, under normal and proper use, a defect or non-conformity appears in Seller's manufactured Products or Licensed Materials during the applicable warranty period and Customer promptly notifies Seller in writing of such defect or non-conformance and follows Seller's instructions regarding return of defective or non-conforming Product or Licensed Materials, Seller, at its option, will either repair, replace or correct the same without charge at its manufacturing or repair facility or provide a full refund or credit based on the original purchase price or license fee. If engineering or installation Services prove not to be performed as warranted within a three (3) month period commencing on the date of completion of the Services, Seller, at its option, either will correct the defect or non-conforming Services or render a full refund or credit based on the original charges for the Services. No Product or Licensed Materials will be accepted for repair or replacement without the written authorization of and in accordance with instructions of Seller. Seller shall pay all costs and expenses associated with (i) removal and reinstallation of the Product or Licensed Materials, (ii) transportation expenses associated with returning such Product or Licensed Materials to Seller, and (iii) transportation of the repaired or replaced Product or Licensed Materials to any United States destination designated by Customer (collectively, the "Return Costs"). If Seller determines, in good faith, that returned Product or Licensed Materials are not defective, Customer shall pay Seller's costs of handling, inspecting, testing and transportation and, if applicable, travel and related expenses and shall reimburse Seller for all Return Costs previously paid by Seller. In repairing or replacing any Product, part of Product, or Licensed Materials medium under this warranty, Seller may use either new, remanufactured, reconditioned, refurbished or functionally equivalent Products or parts. Replaced Products or parts shall become Seller's property.

(c) With respect to Seller's manufactured Products which Seller has ascertained are not readily returnable for repair, Seller, at its option, may elect to repair or replace the Products at Customer's site and shall pay all costs and expenses associated therewith, including but not limited to restoring the site after completion of the repairs or replacement.

(d) Seller makes no warranty with respect to defective conditions or non-conformities resulting from any of the following: Customer's modifications, misuse, neglect, accident or abuse; Customer's improper wiring, repairing, splicing, alteration, installation, storage or maintenance; use by Customer in a manner not in accordance with Seller's or its vendor's Specifications, or operating instructions or failure of Customer to apply previously applicable Seller's modifications or corrections. In addition, Seller makes no warranty with respect to Products which have had their serial numbers or month and year of manufacture removed, altered and with respect to expendable items that could not be reasonably inspected and replaced by Customer, including, without limitation, fuses, light bulbs, motor brushes and the like. No warranty is made that Software will run uninterrupted or error free, and in addition Seller makes no warranty with respect to defects related to Customer's data base errors.

(e) THE FOREGOING WARRANTIES ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. CUSTOMER'S


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         SOLE AND EXCLUSIVE REMEDY SHALL BE SELLER'S OBLIGATION TO REPAIR,
         REPLACE, CREDIT, OR REFUND AS SET FORTH ABOVE IN THIS WARRANTY.

1.15     INFRINGEMENT:

(a) In the event of any claim, action, proceeding or suit by a third party against Customer alleging an infringement of any United States patent, United States copyright, or United States trademark, or a violation in the United States of any trade secret or proprietary rights by reason of the use, in accordance with Sellers Specifications, of any Product or Licensed Materials furnished by Seller to Customer under this Agreement, Seller, at its expense, will defend Customer, subject to the conditions and exceptions stated below. Seller will reimburse Customer for any cost, expense or attorneys' fees, incurred at Seller's written request or authorization, and will indemnify Customer against any liability assessed against Customer by final judgment on account of such infringement or violation arising out of such use.

(b) If Customer's use shall be enjoined or in Seller's opinion is likely to be enjoined, Seller will, at its expense and at its option, either (1) replace the enjoined Product or Licensed Materials furnished pursuant to this Agreement with a suitable substitute free of any infringement;
         (2) modify it so that it will be free of the infringement; or (3) procure for Customer a license or other right to use it. If none of the foregoing options are practical, Seller will remove the enjoined Product or Licensed Materials and refund to Customer any amounts paid to Seller therefor less a reasonable charge for any actual period of use by Customer.

(c) Customer shall give Seller prompt written notice of all such claims, actions, proceedings or suits alleging infringement or violation and Seller shall have full and complete authority to assume the sole defense thereof, including appeals, and to settle same. Customer shall, upon Seller's request and at Seller's expense, furnish all information and assistance available to Customer and cooperate in every reasonable way to facilitate the defense and/or settlement of any such claim, action, proceeding or suit.

(d) No undertaking of Seller under this section shall extend to any such alleged infringement or violation to the extent that it: (1) arises from adherence to design modifications, specifications, drawings, or written instructions which Seller is directed by Customer to follow, but only if such alleged infringement or violation does not reside in corresponding commercial Product or Licensed Materials of Sellers design or selection; or (2) arises from adherence to instructions to apply Customer's trademark, trade name or other company identification; or (3) resides in a product or licensed materials which are not of Seller's origin and which are furnished by Customer to Seller for use under this Agreement; or (4) relates to uses of Product or Licensed Materials provided by Seller in combinations with other Product or Licensed Materials, furnished either by Seller or others, which combination was not installed, recommended or otherwise approved by Seller, where the Product or Licensed Materials would not infringe if not deployed in such combination. In the foregoing cases numbered (1) through (4), Customer will defend and save Seller harmless, subject to the same terms and conditions and exceptions stated above, with respect to the Seller's rights and obligations under this section.

(e) The liability of Seller and Customer with respect to any and all claims, actions, proceedings or suits by third parties alleging infringement of patents, trademarks or copyrights or violation of trade secrets or proprietary rights because of, or in connection with, any Products or Licensed Materials furnished pursuant to this Agreement shall be limited to the specific undertakings contained in this section.


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1.16     CUSTOMER'S REMEDIES:

(a) CUSTOMER'S EXCLUSIVE REMEDIES AND THE ENTIRE LIABILITY OF SELLER, ITS AFFILIATES AND THEIR EMPLOYEES, AND AGENTS, AND ITS SUPPLIERS FOR ANY CLAIM, LOSS, DAMAGE OR EXPENSE OF CUSTOMER OR ANY OTHER ENTITY ARISING OUT OF THIS AGREEMENT, OR THE USE OR PERFORMANCE OF ANY PRODUCT, LICENSED MATERIALS, OR SERVICES, WHETHER IN AN ACTION FOR OR ARISING OUT OF BREACH OF CONTRACT, TORT, INCLUDING NEGLIGENCE, INDEMNITY, OR STRICT LIABILITY, SHALL BE AS FOLLOWS:

         1) FOR INFRINGEMENT -- THE REMEDY SET FORTH IN THE "INFRINGEMENT" SECTION;

         2) FOR THE NON-PERFORMANCE OF PRODUCTS, SOFTWARE, AND SERVICES DURING THE WARRANTY PERIOD -- THE REMEDY SET FORTH IN THE APPLICABLE "WARRANTY" SECTION;

         3) FOR TANGIBLE PROPERTY DAMAGE AND PERSONAL INJURY CAUSED BY SELLER'S NEGLIGENCE -- THE AMOUNT OF THE PROVEN DIRECT DAMAGES;

         4) FOR EVERYTHING OTHER THAN AS SET FORTH ABOVE -- THE AMOUNT OF THE PROVEN DIRECT DAMAGES NOT TO EXCEED $100,000.00 per occurrence PLUS AWARDED COUNSEL FEES AND COSTS.

(b) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, SELLER, ITS AFFILIATES AND THEIR EMPLOYEES, AND AGENTS, AND ITS SUPPLIERS SHALL NOT BE LIABLE FOR ANY INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES OR LOST PROFITS, REVENUES OR SAVINGS ARISING OUT OF THIS AGREEMENT, OR THE USE OR PERFORMANCE OF ANY PRODUCT, LICENSED MATERIALS, OR SERVICES, WHETHER IN AN ACTION FOR OR ARISING OUT OF BREACH OF CONTRACT, TORT, INCLUDING NEGLIGENCE, OR STRICT LIABILITY. THIS SECTION, 1.16(B), SHALL SURVIVE FAILURE OF AN EXCLUSIVE OR LIMITED REMEDY.

(c) CUSTOMER SHALL GIVE SELLER PROMPT WRITTEN NOTICE OF ANY CLAIM. ANY ACTION OR PROCEEDING AGAINST SELLER MUST BE BROUGHT WITHIN TWENTY-FOUR
         (24) MONTHS AFTER THE CAUSE OF ACTION ACCRUES.

1.17     USE OF INFORMATION:

All technical and business information in whatever form recorded which bears a legend or notice restricting its use, copying, or dissemination or, if not in tangible form, is described as being proprietary or confidential at the time of disclosure and is subsequently summarized in a writing so marked and delivered to the receiving party within thirty (30) days of disclosure to the receiving party (all hereinafter designated "Information") shall remain the property of the furnishing party. The furnishing party grants the receiving party the right to use such Information only for purposes expressly permitted in this section. Such Information (1) shall not be reproduced or copied, in whole or part, except for use as authorized in this Agreement; and (2) shall, together with any full or partial copies thereof, be returned or destroyed when no longer needed. Moreover, when Seller is the receiving party, Seller shall use such Information only for the purpose of performing under this Agreement, and when Customer is the receiving party, Customer shall use such Information only (1) to order; (2) to evaluate the Products, Licensed Materials or Services; or (3) to install, operate and maintain the particular Products or Licensed Materials for which it was originally furnished. Unless the furnishing party consents in writing, such Information, except for that

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

part, if any, which is known to the receiving party free of any confidential obligation, or which becomes generally known to the public through acts not attributable to the receiving party, shall be held in confidence by the receiving party. The receiving party may disclose such Information to other persons, upon the furnishing party's prior written authorization, but solely to perform acts which this section expressly authorizes the receiving party to perform itself and further provided such other person agrees in writing (a copy of which writing will be provided to the furnishing party at its request) to the same conditions respecting use of Information contained in this section and to any other reasonable conditions requested by the furnishing party.

1.18     DOCUMENTATION:

Seller shall furnish to Customer, at no additional charge, one (1) copy of the documentation for Products and/or one (1) copy of the Related Documentation for Software licensed to Customer. Such documentation shall be that which is customarily provided by Seller to its customers at no additional charge. Such documentation shall be sufficient to enable Customer to operate and maintain such Products and Software in accordance with Seller's qualifications. Such documentation shall be provided either prior to, included with, or shortly after shipment of Products and/or Software from Seller to Customer. Additional copies of such documentation are available at prices set forth in Seller's Customer Price Lists.

1.19     NOTICES:

(a) Any notice, demand or other communication (other than an order) required, or which may be given, under this Agreement shall, unless specifically otherwise provided in this Agreement, be in writing and shall be given or made by nationally recognized overnight courier service, confirmed facsimile, or certified mail, return receipt requested and shall be addressed to the respective parties as follows:

         If to Seller:

                  Lucent Technologies Inc.
                  Global Commercial Markets
                  5555 Oakbrook Parkway, Suite 5136B
                  Norcross, Georgia 30093
                  Attn: Contract Manager

         If to Customer:

                  Jato Communications Corporation
                  1099 18' Street, Suite 800
                  Denver, Colorado 80202
                  Attn: Rex Humston

Any such notice shall be effective upon receipt. Each party may change its designated representative who is to receive communications and notices and/or the applicable address for such communications and notices by giving written notice thereof to the other party provided herein.

1.20     FORCE MAJEURE:

Except for payment obligations, neither party shall be held responsible for any delay or failure in performance to the extent that such delay or failure is caused by fires, strikes, embargoes, explosions, earthquakes, floods, wars, water, the elements, labor disputes, government requirements, civil or military

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authorities, acts of God or by the public enemy, inability to secure raw materials or transportation facilities, acts or omissions of carriers or suppliers, or other causes beyond its reasonable control whether or not similar to the foregoing.

1.21     ASSIGNMENT:

Except as provided in this section, neither party shall assign this Agreement or any right or interest under this Agreement, nor delegate any work or obligation to be performed under this Agreement, (an "assignment") without the other party's prior written consent. Any attempted assignment in contravention of this section shall be void and ineffective. Nothing shall preclude a party from employing a subcontractor in carrying out its obligations under this Agreement. A party's use of such subcontractor shall not release the party from its obligations under this Agreement. Notwithstanding the foregoing, Seller has the right to assign this Agreement and to assign its rights and delegate its duties under this Agreement, in whole or in part, at any time and Customer's consent, to any present or future subsidiary or "Affiliate" of Seller or to any combination of the foregoing. Such assignment or delegation shall release Seller from any further obligation or liability thereon. Seller shall give Customer prompt written notice of the assignment. For the purposes of this section, the term "Agreement" includes this Agreement, any subordinate agreement placed under this Agreement and any order placed under this Agreement or subordinate agreement.

1.22     TERMINATION OF AGREEMENT FOR BREACH:

In the event either party is in material breach or default of the terms of this Agreement and such breach or default continues for a period of ten (10) days with respect to payment obligations or thirty (30) days with respect to any other obligations after the receipt of written notice from the other party, then the party not in breach or default shall have the right to terminate this Agreement without any charge, obligation or liability except for Products or Licensed Materials already delivered and Services already performed. The party not in breach or default shall provide full cooperation to the other party in every reasonable way to facilitate the remedy of the breach or default hereunder within the applicable cure period. Notwithstanding the foregoing, if the nature of the material breach or default is such that it is not a payment obligation and it is incapable of cure within the foregoing thirty (30) day period, then the thirty (30) day cure period may be extended for a reasonable period of time (in no event to exceed an additional thirty (30) days), provided that the party in breach or default is proceeding diligently and in good faith to effectuate a cure.

1.23     ARBITRATION:

If a dispute arises out of or relates to this Agreement, or its breach, the parties agree to escalate such dispute to their respective senior executives for good faith negotiations seeking a mutually agreeable resolution. This demand for escalation shall be in writing and notice shall be served in accordance with the notice provision of this Agreement. If the dispute is not resolved through such escalation within fifteen (15) days after the date of escalation, either party shall have the right to submit the dispute to a sole mediator selected by the parties or, at any time at the option of a party, to mediation by the American Arbitration Association ("AAA"). If not thus resolved, it shall be referred to a sole arbitrator selected by the parties within thirty (30) days of the mediation or, in the absence of such selection, to AAA arbitration which shall be governed by the United States Arbitration Act, and judgment on the award may be entered in any court having jurisdiction. The arbitrator may determine issues of arbitrability, but may not award punitive damages or limit, expand or otherwise modify the terms of this Agreement. The parties, their representatives, other participants and the mediator and arbitrator shall hold the existence, content and result of mediation and arbitration in confidence, except as such disclosure may be necessary for the purpose of recording or otherwise acting upon the arbitrator's award.

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1.24     NON-SOLICITATION:

During the term of this Agreement and for a period of one (1) year from the termination of this Agreement or a Statement of Work, the parties agree not to solicit any employee of the other party who is directly involved with the delivery of Services under this Agreement, except upon the prior written consent of the affected party.

1.25     INDEPENDENT CONTRACTOR:

All work performed by either party under this Agreement shall be performed as an independent contractor and not as an agent of the other, and no persons furnished by the performing party shall be considered the employees or agents of the other.

1.26     RELEASES VOID:

Neither party shall require releases or waivers of any personal rights from representatives or employees of the other in connection with visits to its premises, nor shall such parties plead such releases or waivers in any action or proceeding.

1.27     PUBLICITY:

Neither party shall issue or release for publication any articles, advertising, or publicity material relating to Products, Licensed Materials, or Services under this Agreement or mentioning or implying the name, trademarks, logos, trade name, service mark or other company identification of the other party or any of its Affiliates or any of its personnel without the prior written consent of the other party. Notwithstanding the foregoing, the parties will prepare and issue a joint press release in connection with the execution of this Agreement.

1.28     CONFIDENTIALITY OF AGREEMENT:

Notwithstanding the obligations contained in Section 1.17 (Use of Information) of this Agreement the parties shall keep all provisions of this Agreement and any order submitted hereunder (including, without limitation, prices and pricing related information) confidential except as reasonably necessary for performance by the parties hereunder and except to the extent disclosure may be required by applicable laws or regulations, in which latter case, the party required to make such disclosure shall promptly inform the other prior to such disclosure in sufficient time to enable such other party to make known any objections it may have to such disclosure. The disclosing party shall take all reasonable steps and exercise all reasonable efforts directed by Seller to secure a protective order, seek confidential treatment, or otherwise assure that this Agreement and/or any order will be withheld from the public record.

1.29     AMENDMENTS:

Any supplement, modification or waiver of any provision of this Agreement must be in writing and signed by authorized representatives of both parties.

1.30     SEVERABILITY:

If any portion of this Agreement is found to be invalid or unenforceable, the parties agree that the remaining portions shall remain in effect. The parties further agree that in the event such invalid or unenforceable portion is an essential part of this Agreement, they will immediately begin negotiations for a replacement.

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1.31     WAIVER:

If either party fails to enforce any right or remedy available under this Agreement, that failure shall not be construed as a waiver of any right or remedy with respect to any other breach or failure by the other party.

1.32     SURVIVAL:

The rights and obligations of the parties which by their nature would continue beyond the termination cancellation, or expiration of this Agreement, shall survive such termination, cancellation or expiration.

1.33     SECTION HEADINGS:

The section headings in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

1.34     CHOICE OF LAW:

The construction and interpretation of, and the rights and obligations of the parties pursuant to this Agreement, shall be governed by the laws of the State of New York without regard to its conflict of laws provision.

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

                                  2. ARTICLE II

                   PROVISIONS APPLICABLE TO LICENSED MATERIALS

2.1      LICENSE FOR LICENSED MATERIALS:

(a) Upon delivery of Licensed Materials pursuant to this Agreement, Seller grants to Customer a personal, nontransferable, and nonexclusive license to Use Licensed Materials in the United States for its own business operations. No license is granted to Customer to Use the Licensed Materials outside the United States or to sublicense such Licensed Materials furnished by Seller without prior written approval from Seller. Customer shall not reverse engineer, decompile or disassemble Software furnished as object code to generate corresponding Source Code. Unless otherwise agreed in writing by Seller, Customer shall not modify Software furnished by Seller under this Agreement. Notwithstanding the above, Customer is granted a further right to sublicense its end-users to use the Software in connection with the performance of Customer's services.

(b) Customer shall not copy Software embodied in Firmware. Customer shall not make any copies of any other Licensed Materials except as necessary in connection with the rights granted hereunder. Customer shall reproduce and include any Seller copyright and proprietary notice on all such necessary copies of the Licensed Materials. Customer shall also mark all media containing such copies with a warning that the Licensed Materials are subject to restrictions contained in an agreement between Seller and Customer and that such Licensed Materials are the property of Seller. Customer shall maintain records of the number and location of all copies of the Licensed Materials. Customer shall take appropriate action, by instruction, agreement, or otherwise, with the persons permitted access to the Licensed Materials so as to enable Customer to satisfy its obligations under this Agreement. If Customer's license is canceled or terminated, Customer shall return all copies of such Licensed Materials to Seller or follow written disposition instructions provided by Seller.

2.2      CHANGES IN LICENSED MATERIALS:

Prior to shipment, Seller at its option may at any time modify the Specifications relating to its Licensed Materials, provided the modifications, under normal and proper Use, do not materially reduce or adversely affect the Use, Function, or performance of the ordered Licensed Materials. Unless otherwise agreed in writing, such substitution shall not result in any additional charges to Customer with respect to licenses for which Seller has quoted fees to Customer.

2.3      CANCELLATION OF LICENSE:

Notwithstanding any other section in this Agreement to the contrary, if Customer fails to comply with any of the material terms and conditions of this Agreement with respect to the Use of Licensed Materials, and such failure is not corrected within thirty (30) days of receipt of written notice thereof by Customer, Seller, upon written notice to Customer, may cancel any affected license for Licensed Materials without further notification.

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                                 3. ARTICLE III

                                ENTIRE AGREEMENT:

3.1      ENTIRE AGREEMENT.

The terms and conditions contained in this General Agreement supersede all prior oral or written understandings between the parties with respect to the subject matter hereof and constitute the entire agreement between the parties with respect to such subject matter. The preprinted terms and conditions on Customer's purchase orders or Seller's sales forms are deleted. The typed or handwritten provisions of an order which are consistent with the terms of this General Agreement along with the terms of this General Agreement shall constitute the entire Agreement between the parties relating to said order.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the date(s) indicated.


JATO COMMUNICATIONS CORPORATION                  LUCENT TECHNOLOGIES INC.


By: /s/ Brian E. Gast                            By: /s/ S. Tim Gropp
  ---------------------------                       ---------------------------
Name: Brian E. Gast                              Name: S. Tim Gropp
     ------------------------                          ------------------------

                                                 Title: Customer Team Vice
Title: President                                        President, West
      -----------------------                          ------------------------
Date: 2-12-99                                    Date:
     ------------------------                          ------------------------


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                                    *** Text Omitted and Filed Separately
                                        Confidential Treatment Requested
                                        Under 17 C.F.R. Sections 200.80(b)(4),
                                                          200.83 and 240.24b-2

                                 AMENDMENT ONE
                                      TO
                               GENERAL AGREEMENT
                                    BETWEEN
                       JATO COMMUNICATIONS CORPORATION
                                      AND
                            LUCENT TECHNOLOGIES, INC

This Amendment Number One ("Amendment") is made this 20th day of August, 1999, by and between JATO Communications Corporation, with offices located at 1099 18th Street, Suite 2200, Denver, CO 80202 ("Customer") and Lucent Technologies, Inc., a Delaware Corporation with offices located at 600 Mountain Avenue, Murray Hill, New Jersey 07974 ("Seller") (collectively known as the "Parties").

WHEREAS, Customer and Seller have previously entered into a General Agreement Number LNM99PK000005L effective February 15, 1999 ("General Agreement"); and

WHEREAS, Seller and Customer have agreed to fund a co-marketing arrangement;
and

NOW THEREFORE, in consideration of the premises contained herein and other good and valuable consideration,, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree to incorporate this Amendment One into the General Agreement as follows.

1.  TERM

This Amendment shall be coterminous with the General Agreement, unless earlier terminated as provided by this Amendment or the General Agreement, and shall remain in effect for so long as the General Agreement remains in effect. The term of this Amendment shall be referred to as the "Term."

2.  SCOPE

The terms and conditions of this Amendment incorporate by reference and attach hereto the General Agreement except as expressly modified, supplemented, or deleted herein. Any such modifications, supplements, or deletions shall apply only to this Amendment and shall not apply to any other agreement, unless so provided therein. In the event of any conflict between the terms of this Amendment and the General Agreement, the terms and conditions of this Amendment shall apply only to the Products and Licensed Materials herein.

3.  MARKETING DEVELOPMENT FUND

Section 1.35, MARKETING DEVELOPMENT FUND, is hereby added in its entirety as follows:

"1.35.  MARKETING DEVELOPMENT FUND

Seller agrees to create a Marketing Development Fund ("MDF") of [ * ]. Said allocation shall be calculated by Seller pursuant to the guidelines set forth in the attached Exhibit A and shall be retroactive back to the


                                   * INDICATES CONFIDENTIAL TREATMENT REQUESTED
effective date of the General Agreement. Any amounts allocated to the MDF hereunder shall be subject in all respects to and may be utilized by Customer only in accordance with the MDF guidelines in Exhibit A to and must be used prior to term expiration or forfeited.*

4.  MODIFICATIONS

Section 1.19, NOTICES, is hereby amended as follows to change Seller's point of notification:

*If to Seller               Lucent Technologies, Inc.
                            8400 E. Prentice Avenue, 9th Floor
                            Englewood, CO 80111
                            ATTN: Contract Manager

5.  ENTIRE AGREEMENT

This Amendment, together with exhibits attached hereto and made a part of the General Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior oral and written communications, agreements, and understandings of the Parties on such subject matter.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment One to be executed by their duly authorized officers or representatives on the date(s) indicated.

JATO COMMUNICATIONS CORPORATION             LUCENT TECHNOLOGIES, INC.

By: /s/ Gerard A. Maglio                    By: /s/ J. P. Goodman
    --------------------------                  ------------------------
Name: Gerard A. Maglio                      Name: J. P. Goodman
      ------------------------                    ----------------------
Title: VP Marketing                         Title: Sales VP
       -----------------------                     ---------------------
Date:  8/20/99                              Date:  8/24/99
       -----------------------                     ---------------------

                                    EXHIBIT A
                       MARKETING DEVELOPMENT FUND GUIDELINES

1.  MARKETING DEVELOPMENT FUND

    The Marketing Development Fund (MDF) is a cooperative approach to marketing and promotion. The program provides assistance for pre-approved market development and promotional activities executed by authorized Lucent Technologies Global Service Provider (GSP) customers to stimulate Customer's marketing and business activity.

    1.1   MDF FUNDING

       -  Funding is based on the year's purchases of products only.

       - For customers to be eligible for MDF, a written marketing plan must be jointly approved by the Lucent Technologies GSP Marketing Administrator and sales organization and the customer's marketing and sales organization prior to submission of any MDF reimbursement claims.

       - Proper MDF forms shall be submitted by the customer along with supporting documentation for pre-approval. After approval, copies of original paid invoices are submitted. MDF reimbursements are issued as cash payments or credits to be applied to current or future Lucent Technologies invoices.

       - MDF reimbursements apply to marketing activity within the approval plan only, and only up to the current accrued MDF balance.

       -  MDF payments are made quarterly.

    1.2   IT'S A FIVE STEP PROCESS

       1. Jointly prepare a Marketing Development Business Plan. This plan must at a minimum include:

          - Marketing opportunities or projects designed to stimulate marketing and business activities

          - Forecasts of new revenues produced with corresponding cost summaries, and

          -  Specific "measurements of success."

       2. Submit a completed MDF Submittal Form for pre-approval.

       3. When the project is completed, the approved MDF Submittal Form will be returned to Lucent Technologies along with PAID invoices and substantiating documents.

       4. The MDF program administrator will process the reimbursement claim, verify that funding is available, and, if so, forward the approval documentation to the customer with a credit memo.

       5. When submitted by the customer, the amount of the credit memo will be credited to the customer's account.

    1.3   ANSWERS TO YOUR QUESTIONS ...

          Your primary MDF contact with Lucent Technologies is your Account Representative. Your Representative can provide whatever assistance you may need in providing direction and planning marketing strategies.

          Lucent Technologies has appointed a Marketing Development Fund Administrator who handles day-to-day details of tracking and coordinating reimbursement claims within Lucent Technologies.

    1.4   ACTIVITIES ELIGIBLE FOR MDF REIMBURSEMENT

    1.4.1 DIRECT MARKETING

          Direct marketing may include advertising, e.g. print ads and radio spots, collateral salesware, catalogs, trade show fees, Lucent Technologies product displays, direct mail and telemarketing programs and other pre-approved activities. MDF funds may be utilized to assist with individual company customization of direct marketing materials, including development, printing, and one-time production costs on authorized mailings.

    1.4.2 EVENTS

          MDF allowances may be used to off-set Lucent Technologies sponsorship of events such as technology forums, conferences, seminars, trade shows or other business related activities.

          Pre-approval requests must clearly demonstrate goals and objectives of the event. Reimbursement claims must include a list of any other co-sponsors, a copy of guest invitations to the event, detailed event cost estimates, and a full description of the participation, involvement, and activity by the Lucent Technologies Representative who would attend or support the event.

    1.4.3 DATABASE ACQUISITION

          MDF can be utilized to fund a variety of pre-approved database tools such as market-based automated pricing tools (which could include basic Centrex rates, standard features, and ISDN rates and features), and Marketing Information Databases (such as MKIS) for client prospecting, lead generation and infrastructure modeling.

    1.4.4 SALES INCENTIVE PROGRAMS

          Incentive programs to stimulate marketing and business activities are designed and administered by the customers. A jointly established target for service activity penetration must be in effect and tracked for the duration of the program. Proposed incentive programs must conform to the following guidelines:

          - An outline of procedures to administer, track and audit the program is provided.

          - Estimated program costs, award descriptions and values are identified.

          - A complete program activity description with specific time-frames is established.

          - A list of participating Account Executives and Sales Managers and their incentive program objectives is submitted to Lucent Technologies.

    1.4.5 MDF PERSONNEL

          Under the MDF program, the Lucent Technologies customer may fund technical consultants and/or marketing sales consultant personnel to implement marketing and sales programs to stimulate marketing and business activity. All pre-approved personnel funded by MDF must be dedicated 100% to stimulating Lucent Technologies product sales. All expenses must conform to standard Lucent Technologies voucher guidelines. All expenses require pre-approval and must include overall project concept, opportunity identification, program cost, and a detailed action plan with measurable milestones and start-stop dates. MDF payments for personnel are made quarterly.

                                    *** Text Omitted and Filed Separately
                                        Confidential Treatment Requested
                                        Under 17 C.F.R. Sections 200.80(b)(4),
                                                          200.83 and 240.24b-2


                                  AMENDMENT TWO

                                       TO

                                GENERAL AGREEMENT

                                     BETWEEN

                         JATO COMMUNICATIONS CORPORATION

                                       AND

                            LUCENT TECHNOLOGIES, INC.


This Amendment Number Two ("Amendment") is made this 24th day of August 1999, by and between JATO Communications Corporation, with offices located at 1099 18th Street, Suite 2200, Denver, CO 80202 ("Customer") and Lucent
Technologies, Inc., a Delaware Corporation with offices located at 600 Mountain Avenue, Murray Hill, New Jersey 07974 ("Seller") (collectively known as the "Parties").

WHEREAS, Customer and Seller have previously entered into a General Agreement Number LNM99PK000005L effective February 15, 1999 and Amendment One dated August 9, 1999 ("General Agreement"), and

NOW THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree to incorporate this Amendment Two into the General Agreement as follows,

1.       TERM

This Amendment shall be coterminous with the General Agreement, unless earlier terminated as provided by this Amendment or the General Agreement, and shall remain in effect for so long as the General Agreement remains in effect. The term of this Amendment shall be referred to as the "Term."

2.       SCOPE

The terms and conditions of this Amendment incorporate by reference and attach hereto the General Agreement except as expressly modified, supplemented or deleted herein. Any such modifications, supplements, or deletions shall apply only to this Amendment and shall not apply to any other agreement, unless so provided therein. In the event of any conflict between the terms of this Amendment and the General Agreement, the terms and condition of this Amendment shall apply only to the Products and Licensed Materials herein.

3.       AGREEMENT MODIFICATIONS

Article III, Entire Agreement, is hereby changed to Article VI, Entire
Agreement.

JATO amendment II                      1                               08/24/99
                        Lucent Technologies Proprietary
                      Use Pursuant to Company Instructions

Article III, Provisions Applicable To Installation And Other Services, is hereby added in its entirety as attached.

Article IV, Provisions Applicable to Maintenance, is hereby added in its entirety as attached.

Article V, Provisions Applicable to Network Management Services.

4.       ENTIRE AGREEMENT

This Amendment, together with attachments and made a part of the General Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior oral and written communications, agreements, and understandings of the Parties on such subject matter.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment Two to be executed by their duly authorized officers or representatives on the date(s) indicated.


JATO COMMUNICATIONS CORPORATION             LUCENT TECHNOLOGIES, INC.


By: /s/  Rex Humston                        By: /s/ J.P. Goodman
   --------------------------------            ----------------------------
Name: Rex Humston                           Name: J.P. Goodman
     ------------------------------              --------------------------
Title: VP & CTO                             Title: Sales VP
      -----------------------------               -------------------------
Date: 8-24-99                               Date: 8/24/99
      -----------------------------               -------------------------

JATO amendment II                      2                               08/24/99
                        Lucent Technologies Proprietary
                      Use Pursuant to Company Instructions

                                   ARTICLE III

            PROVISIONS APPLICABLE TO INSTALLATION AND OTHER SERVICES

         GENERAL: The provisions of this Article III shall serve as the Statement of Work (SOW) for and shall apply to the Services ordered by Customer and furnished by Seller under this Agreement.

3.1      SITE REQUIREMENTS:

(a) Customer is solely responsible for ensuring that the installation site is compliant with any site requirements identified by Seller for the installation and/or operation of any Products, Licensed Materials, or Services furnished by Seller under this Agreement. Such site requirements shall include, without limitation, those site requirements set forth in this Article. Seller agrees to cooperate with Customer to ensure compliance with all site requirements, provided that such cooperation shall not require Seller to incur any out-of-pocket costs unless the parties expressly agree otherwise in writing.

(b) Customer shall be solely responsible for ensuring that the installation site complies with all applicable laws, orders, and regulations of federal, state and local governmental entities including, without limitation, those relating to environmental conditions.

(c) Notwithstanding anything contained in this Agreement to the contrary, Seller shall have no liability to Customer, its employees, agents, and customers for any delay by Seller in completion of any installation or other Service to be provided by Seller under this Agreement if such delay is attributable to the failure by Customer to comply with any site requirements or to provide any other items which are the responsibility of Customer under this Article Ill.

(d) The site requirements which are solely the Customer's responsibility shall include but are not limited to the following:

              - Co-Location implementations will be based on a standard configuration, specified by Customer in conjunction with Lucent, to include; electronic equipment (such as ATM concentrators, DSLAM, routers, etc.), equipment racks, cabling, and ancillary materials. Site specific requirements will be identified by Customer and adapted to specific configurations.

              - All implementations must be in compliance with the Co-Location Agreements between Customer and the ILEC for each site. It is Customer's responsibility to review and apply the requirements of these agreements to the Co-Location implementations.

              - It is the intent of Customer to implement cageless installations wherever possible, and caged and virtual installations only when necessary due to the availability of ILEC facilities, scheduling and costs.

JATO article III                       1                               08/24/99
                        Lucent Technologies Proprietary
                      Use Pursuant to Company Instructions

         Customer will perform all engineering functions associated with the implementation of their network, including but not limited to the following list:

              - Develop and maintain floor plans, wiring and installation drawings

              - Develop and maintain instructions to guide Lucent installation forces

              -   Understand and intemperate ILEC interconnect agreement

              - Develop long range plans for hardware evaluation and selection / substitutions

              - Collect site survey information to identify equipment rack layout (ILEC provided and/or Lucent installed), cable routes, cable distances, verify MDF frame, DSX bay, BDFB, and CO grounding positions and availability.

              - Identify changes to the standard configuration drawings and Bill of Materials

              - Develop and maintain site-specific bill of materials (BOM's) and CAD drawings.

              -   Develop and maintain appropriate technical documentation.

              - Determine Content and filing requirements of Co-Location agreements with ILECs.

              - Placement of Purchase Order(s) for Co-Location sites will begin the Implementation processes by Lucent.


3.2      ADDITIONAL ITEMS TO BE PROVIDED BY CUSTOMER

         In the event the site survey conducted by the parties pursuant to the site acceptance meeting criteria established determines that the necessary requirements are not met at the commencement of the installation of the Products and the Customer needs to arrange for alterations and/or repairs, the order will be placed on hold until such time as requirements are met. During such interval, Seller reserves the right to determine any schedule and price impacts

3.2.1    ADDITIONAL RESPONSIBILITIES OF CUSTOMER

(a) In addition to other deliverables and requirements of Customer defined herein, Customer shall:

         - Develop Installation Specifications, Test Verification Procedures and final Co-Location Cage Installation Checklist.

         -    Participate in ILEC MOP meetings (only when needed).

         - Provide required assistance to Seller to gain access to Co-Location facilities.

         -    Perform verification testing of remote access to site equipment.

         -    Sign off on the final Co-Location Cage Installation Checklist.

JATO article III                       2                               08/24/99
                        Lucent Technologies Proprietary
                      Use Pursuant to Company Instructions

3.3      ITEMS TO BE FURNISHED BY SELLER

3.3.1    SERVICES:

(a) The following items will be furnished by Seller (as required by the conditions of the particular Services ordered by Customer):

              - Implementation Services for the installation of Customer network equipment and communications facilities in ILEC Central Office co-location facilities (CO), and offsite co-location facilities (collectively referred to as Co-Locations.) This includes:

                  - Procurement of Customer network equipment supplied and/or OEM'ed through Lucent Technologies.

                  - Materials and logistics management of network equipment and associated components.

                  - Kitting of network equipment and associated components.

                  - Installation of network equipment and associated components.

                  -   Project management of all of the above
                      Implementation Services processes, tasks and deliverables.

              - Maintenance services of Customer network equipment and communications facilities per the terms and conditions of separate definition of services.

              - Network monitoring of Customer network equipment and communications facilities per the terms and conditions of separate definition of services.

              - Program management and coordination of all services provided by Seller to Customer. Seller Program Management Deliverables include:

                  - Establishment and maintenance of a complete list of specific deliverables as described in this Agreement.

                  - Create a comprehensive schedule based on Customer's rollout plan for all Seller deliverables, including linkages and hand-offs between Customer, NetCare (a division of Seller's), and other involved third parties. This includes Order Acceptance and processing, manufacture of equipment, kitting, installation and testing.

                  - Track implementation status against plan. Coordinate with Customer for priority installation

                  - Document and implement a Change Control Plan (rollout schedule, site/city priority changes, staging implications, etc.) to maintain the integrity of the project. This Change Control Plan will include a change control procedure to document changes during the project. These changes may result in schedule accelerations or delays as well as monetary increases or decreases with respect to overall project results.

                  -   Maintain Action Item Register

                  -   Implement Jeopardy Plan

JATO article III                       3                               08/24/99
                        Lucent Technologies Proprietary
                      Use Pursuant to Company Instructions

                  - Provide a Project Communications Plan that will provide weekly progress reports on items such as: jeopardy escalation issues, weekly status meetings, action item resolution and schedule status.

                  - Implement a bi-monthly executive meeting to communicate pertinent issues at a project executive level.

                  - Provide Completion Notices to customer on a site-by-site basis.

                  -   Participate in ILEC MOP meetings.

(b) WAREHOUSING, DELIVERY, RECEIPT & ON-SITE STORAGE OF EQUIPMENT AND GENERAL CLEANING Seller's personnel will be on-site at the time the Products are delivered. Such personnel will accept the Products, unpack for inventory purposes and inspect such Products for damage. Seller will resolve all shipping errors, inventory discrepancies and damage issues. This function shall be performed in an area previously designated for the storage and unpacking of equipment and Product(s). Such area will be selected based on a location that minimizes movement of material and personnel through the work site. In the event storage is limited or inadequate, as determined by Seller, temporary storage facilities such as trailers or containers may be required. Any fees associated with the procurement of temporary storage facilities are not included in Seller's quoted prices and shall be solely the responsibility of the Customer as per customer approval. Materials such as plywood or masonite will be utilized as necessary, to prevent cable reels, iron work and other heavy objects from damaging floors, walls and doors. Seller shall perform general cleaning of the equipment and storage areas (e.g. clearing floors of debris, packing material, etc.) on a regular basis throughout the installation period. Rubbish shall be disposed of at Seller's expense and in compliance with local requirements.

(c) HARDWARE ASSEMBLY Hardware assemblies and overhead cable rack, iron work and conduit (collectively "Components") will be delivered for specific bays and cabinets as identified in the firm price quote provided by Seller to Customer. Unless included herein or under separate agreement. additions of these components to provide access to other locations (i.e. power rooms, computer rooms, distributing frames not located with Products, or Products located on separate floors) will be specifically excluded from the installation services. Such additions will only be included in the installation services for an additional charge. Seller will place and secure all ordered products in the location specified in the engineering specifications.

(d) INSTALLATION Seller installation crews will construct the configuration per Customer supplied installation instructions, drawings and check lists. Installation will verify that the system or individual components power up, Installation will perform the following services:

     -   Receive packaged materials for installation at the Co-Location

     -   Schedule on-site Technician for Hardware Installation

     -   Unpack, Inspect, and Inventory Equipment

     -   Installation of rack equipment per specifications

     -   Connection to facilities power supply per specifications

     -   Verify successful power-up and diagnostics per specifications

     - Connect and verify all cables and connections (10baseT, serial, etc.) per specifications

JATO article III                       4                               08/24/99
                        Lucent Technologies Proprietary
                      Use Pursuant to Company Instructions

     -   Dressing of all cabling per specifications

     - Termination of customer's circuits on equipment per design specifications

     -   Label all circuit numbers on both ends per specifications

     -   Provide information for ILEC MOPs

     -   Update documentation with site specific information

     -   Site clean up following installation

     -   Disposal of all packing materials and waste

     - Completion of Final Co-Location Cage Installation Checklists as developed by Customer

(e) MATERIAL LOGISTICS AND KITTING Material logistics and kitting includes all of the ordering, materials logistics and pre-installation preparation of the equipment and materials for installation at Customer specified Co-Location sites. Kitting will be based upon a standard configurations specified by Customer. Specific changes to the standard configuration requested by Customer will be defined in the Purchase Order, including addition or subtraction of equipment and/or services. Customer will determine site specific requirements that may also result in changes to the standard configurations.

Lucent will perform these tasks:

     - Ordering of all equipment and materials based upon the bills of materials (BOM's) as specified in the Customer PO for installation at Customer specified sites.

     - Ordering of any cabling, equipment racks or ancillary materials varying from the standard configuration that must be adapted to meet site specific requirements as identified by Customer.

     -   Record configuration, mode/serial numbers, and shipping information.

     - Packaging of all equipment racks, electronic equipment, cables and ancillary materials.

     - Shipment of all the above materials to the Co-Location site for installation.

     - Development and implementation of all materials logistics and kitting processes, procedures, documentation and quality assurance monitoring.

(f) CABLE AND WIRE Seller will wire, attach, terminate and affix all cable and wire including fiber optic cables supplied with purchased Products. This may include but is not limited to mechanical wire wrapping, soldering, crimping, plugging in of pre-terminated cables or polishing of fiber optics for purchased Product. Seller will run alarm cabling, terminate and test for the identified equipment including Customer provided environmental scan points of fire detection and door entry which are less than fifty (50) feet away and pre-terminated. Seller will verify all copper wiring placed by the Seller for continuity to detect and analyze opens, shorts, reversals, and incorrect wiring. Where pairs, quads or groupings are indicated, the grouping will be verified. Seller will ensure the functionality and integrity of all fiber directly associated with the installed Products and the fiber optic cables installed by Seller Within the building structure. Seller will "Dress" all cabling and wiring and provide physical protection. Seller will properly protect cables at all "break-off" locations, such as the vertical turns from the overhead cable rack to bay frame work.

JATO article III                       5                               08/24/99
                        Lucent Technologies Proprietary
                      Use Pursuant to Company Instructions

(g) REPRESENTATION Represent Customer at each ILEC site acceptance meeting utilizing site acceptance criteria as developed by Customer.

(h) DOA PARTS REPLACEMENT Seller is responsible for dead on arrival materials.

(i) EXECUTIVE REVIEW MEETINGS Seller's Sales Director and Program Manager designated for Customer Will monitor the installation process on a weekly basis and update Customer on an ongoing basis as needed. A monthly executive review meeting will be set up to Cover any issues, concerns, or hems that need to be escalated with the Customer.

3.4      ACCEPTANCE

(a) All installation Services shall be considered complete and ready for acceptance by Customer on turnover for warranty provisions. Upon completion of the installation, Seller will submit to Customer a notice of completion or, if Customer has elected advance-turnover of subsystems, a notice of completion of advance-turnover.

(b) Customer shall promptly make b final inspection of substantial conformance with the Specifications and do everything necessary to expedite acceptance of the job. Seller will promptly correct any defects for which it is responsible. All work will be considered as fully accepted unless Seller receives notification to the contrary within thirty (30) days after submitting its notice of completion. Notwithstanding the foregoing, Customer shall be deemed to have accepted any Products and Licensed Materials upon the placement of the same into service.

3.5      WORK OR SERVICES PERFORMED BY OTHERS:

         Work or services performed at the site by Customer or its other vendors or contractors shall not interfere with Seller's performance of Services. Seller shall have no responsibility or liability with respect to such work or services performed by others. If Customer or its other vendors or contractors fail to timely complete the site readiness or if Customer's or its other vendors' or contractors' work interferes with Seller's performance, the scheduled completion date of Seller's Services under this Agreement shall be extended as necessary to compensate for such delay or interference.


JATO article III                       6                               08/24/99
                        Lucent Technologies Proprietary
                      Use Pursuant to Company Instructions

                                   ARTICLE IV
                     (MAINTENANCE - DEFINITION OF SERVICES)

                                  ATTACHMENT A

                             SERVICE LEVEL AGREEMENT

All service levels, for non-performance, shall be reviewed [ * ] and shall be computed [ * ]. SLA credits have been defined based on the Service Level Agreement ("SLA") for the site. The level of the defined credits directly relates to the critical nature of each node within the Jato network. Events shall be reviewed on a [ * ]. At the end of [ * ], all SLA credits shall be expunged and the SLA credits shall start anew. In the event SLA Credits are issued [ * ], where three or more events occur in [ * ], in addition to the SLA Credits provided for herein, customer may terminate this Agreement, upon sixty (60) days written notice based on non-performance. In the event Lucent has not met the defined service level for the site the following SLA credits shall apply:

[ * ] SERVICE LEVEL AGREEMENT FOR THOSE SITES IDENTIFIED WITH A CUSTOMER PROVIDED AND SELLER ACCEPTED PURCHASE ORDER - PRICING SCHEDULE OR ANY ADDITIONAL SITES MUTUALLY AGREED UPON:

    EVENT 1:  NO SLA CREDIT.
    EVENT 2:  [  *  ] OF THE ANNUAL SERVICES CHARGES FOR ALL SITES
              WITH A CUSTOMER PROVIDED AND SELLER ACCEPTED PURCHASE ORDER. EVENT 3: [ * ] OF THE ANNUAL SERVICES CHARGES FOR ALL SITES
              WITH A CUSTOMER PROVIDED AND SELLER ACCEPTED PURCHASE ORDER. EVENT 4: [ * ] OF THE ANNUAL SERVICES CHARGES FOR ALL SITES
              WITH A CUSTOMER PROVIDED AND SELLER ACCEPTED PURCHASE ORDER. EVENT 5: EXECUTIVE MEETING SHALL BE HELD BETWEEN BOTH COMPANIES TO
              DETERMINE CONTINUATION OF THE AGREEMENT. THE VICE
              PRESIDENT, WORLDWIDE NETCARE SALES AND VICE PRESIDENT, WORLDWIDE NETCARE OPERATIONS SHALL REPRESENT LUCENT TECHNOLOGIES.


JATO article IV attachment A           1                               08/24/99
                        Lucent Technologies Proprietary
                      Use Pursuant to Company Instructions

                                    * INDICATES CONFIDENTIAL TREATMENT REQUESTED

NEXT DAY SERVICE LEVEL REQUEST:

    EVENT 1:  NO SLA CREDIT.
    EVENT 2:  $[  *  ] SERVICES CREDIT.
    EVENT 3:  $[  *  ] SERVICES CREDITED.
    EVENT 4:  $[  *  ] SERVICES CREDITED.
    EVENT 5:  $[  *  ] SERVICES CREDITED.
    EVENT 6: EXECUTIVE MEETING SHALL BE HELD BETWEEN BOTH COMPANIES TO DETERMINE CONTINUATION OF THE AGREEMENT. THE VICE
              PRESIDENT, WORLDWIDE NETCARE SALES AND VICE PRESIDENT, WORLDWIDE NETCARE OPERATIONS SHALL REPRESENT LUCENT
              TECHNOLOGIES.


Non-performance, which triggers an event, is defined by the following criteria: Jato expects the field technician to be ON TIME, carrying the PROPER TOOLS, and COMPETENT to resolve the problem until there is a CLOSED TICKET.

DEFINITIONS:

    ON TIME means the technician will arrive on site within the specified response time for the site/equipment.

    PROPER TOOLS means the technician has the correct hardware replacement requested at the time of the maintenance dispatch and all required tools to replace the faulty hardware.

    COMPETENT means that the field technician is skilled to replace the faulty hardware without effecting the performance of additional equipment on site. The technician should be competent to interface with the appropriate Service Provider in resolution of circuit issues, work with a DSX-1 and DSX-3 panels, and to replace DC powered equipment.

    CLOSED TICKET means that the technician has completed entering the trouble cause and resolution information, time and travel, and parts requirements information into the trouble ticketing system and has manually closed the ticket.

    SLA CREDITS WILL BE APPLIED TO NEXT SCHEDULED INVOICE.


JATO article IV attachment A           2                               08/24/99
                        Lucent Technologies Proprietary
                      Use Pursuant to Company Instructions

                                    * INDICATES CONFIDENTIAL TREATMENT REQUESTED

                                   ARTICLE IV

             PROVISIONS APPLICABLE TO MAINTENANCE SERVICES OF SELLER

GENERAL: The provisions of this Article IV shall serve as the Statement of Work (SOW) for and shall apply to the services ordered by Customer and furnished by Seller under this Agreement.

4.0      MAINTENANCE SERVICES

Seller will maintain the Seller provided data networking equipment and other vendor equipment, as mutually agreed upon.

Seller will furnish the following items.,

         -    Maintenance Services
         -    Full system support
         -    Problem management and resolution
              -   Dispatch
              -   Equipment replacement
         -    Software maintenance updates
         -    Customer initiated service escalation
         -    Hardware maintenance
         -    Preventative hardware maintenance


4.1      HOURS OF COVERAGE AND RESPONSE TIME OBJECTIVES:

The hours of coverage and response objectives for a Seller Technologies Customer Engineer dispatched to the Customer site are as follows:

 PRODUCT              MODEL                  DESCRIPTION                   COVERAGE             RESPONSE
LUCENT             AC 60,120           ATM SWITCH                          [  *  ]               [  *  ]
COPPER             CF200               CE200 DSLAM                         [  *  ]               [  *  ]
MOUNTAIN
TURNSTONE          600000/3/4          CX100                               [  *  ]               [  *  ]
WTI                RSM-800DC/288DC     REMOTE SITE MANAGER and RACK        [  *  ]               [  *  ]
                                       MOUNT MODEM, -48VDC
CISCO              2514                CISCO 2514-DC,                      [  *  ]               [  *  ]
CISCO              2507-DC             CISCO 2505-DC, 8 PORT HUB, 2-       [  *  ]               [  *  ]
                                       PORT ASYNC/SYNC
GDC                010B226-            SPECTRACOM 2000 CHASSIS,            [  *  ]               [  *  ]
                   002/76P016-001      -48VDC with T1/FT1 DSU/CSU
                                       MODULE


*[  *  ], including holidays
**[  *  ], excluding holidays

Holidays are defined as New Year's Day, Memorial Day.  Independence


JATO article IV                         1                               08/24/99
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                      Use Pursuant to Company Instructions

                                    * INDICATES CONFIDENTIAL TREATMENT REQUESTED

Day, Labor Day, Thanksgiving Day and the day after Thanksgiving, and Christmas Day.

The response objective for a Seller Technologies Customer Engineer dispatched to the Customer site is to arrive within [ * ] of the time the request for dispatch was received by Seller provided that the site is within 50 miles of the Seller Service Support Center (SSC) and that service is provided during the contracted hours of coverage. This on-site response objective is from the time of field Technician dispatch, and does not include any remote diagnosis that may be required to determine the cause of the failure and the appropriate resolution.

FAILURE TO MEET CONTRACTED RESPONSE TIMES:

For those sites where response time is contracted, should a Seller Technician not arrive onsite within the contracted time of dispatch, Seller shall provide remedy in accordance with the Service Level Agreement (ATTACHMENT A) attachment to this Definition of Services.

4.2      FULL SYSTEM SUPPORT:

This service provides telephone access to the Seller Customer Assistance Center (CAC.) and onsite response with spare parts from the Seller Technologies SSC located near the Customer site. Since Seller is providing Network Management Services to Customer, Seller will contact the CAC for any required assistance and/or dispatch. The CAC can also be accessed directly by Customer by calling the 24 hour hotline number 1-800-WE2-CARE. The direct service activities provided by the CAC include consultation service, problem management and problem resolution.

4.3      PROBLEM MANAGEMENT AND RP-SOLUTION

The CAC fields requests for assistance and dispatch under the Full System Support service. Problem management and resolution involves specific steps appropriate to the nature of the problem.

         - PROBLEM DIAGNOSIS AND CAUSE ISOLATION - The first step includes troubleshooting actions to identify the cause of the problem and to separate software-related problems from those caused by hardware. Seller may, with Customer's permission, remotely access the Customer network product to assist in the diagnosis of troubles.

         - TROUBLE RESOLUTION - Once the problem has been located, diagnosed and its cause identified, the CAC will recommend appropriate actions to resolve the problem.

         - RESOLUTION MANAGEMENT - The CAC, working with the Sellers Network Management Center, will manage the resolution of Customer's request for assistance to Customer's satisfaction, even when it necessitates engaging other Seller Technologies or vendor support groups to acquire the needed expertise. The CAC will continue to assume responsibility for managing the problem until it is resolved or until there is mutual agreement that the problem belongs to another support group for resolution.

4.4      SOFTWARE MAINTENANCE UPDATES

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                        Lucent Technologies Proprietary
                      Use Pursuant to Company Instructions

                                    * INDICATES CONFIDENTIAL TREATMENT REQUESTED

Software maintenance updates contain the changes made to correct or enhance functionality or performance. They apply only to current generics or releases of the supported Seller Products.

         - OCCASIONAL UPDATES - Software Maintenance Updates sent in response to problem reports received at the CAC as part of a software maintenance service.

         - CUMULATIVE SOFTWARE MAINTENANCE UPDATES - Cumulative updates contain all previously developed corrections and selected enhancements when necessary to keep software current.

4.5      CUSTOMER INITIATED SERVICE ESCALATION

Customer can escalate any problem to the CAC management by calling the CAC hotline number. The CAC manager will work out a mutually acceptable Plan of Resolution. The CAC manager will then monitor the execution of the plan and keep Customer informed of progress.

4.6      HARDWARE MAINTENANCE

If the reported problem is hardware-caused, services are provided locally by the Seller Technologies SSC nearest Customer's location. For all covered hardware problems, a Seller Technologies Customer Engineer will be dispatched. Seller is responsible to maintain adequate levels of hardware spares in order to meet SLA objectives. Seller is responsible for cost of all replacement parts and spares.

4.7      PREVENTIVE HARDWARE MAINTENANCE

Preventive Maintenance is performed in accordance with the manufacturer's recommendations. Preventive maintenance will be performed during the selected hours of coverage at a mutually agreed upon schedule.


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                        Lucent Technologies Proprietary
                      Use Pursuant to Company Instructions

                                    ARTICLE V

              PROVISIONS APPLICABLE TO NETWORK MANAGEMENT SERVICES


GENERAL: The provisions of this Article V shall serve as the statement of work (SOW) for and shall apply to the services ordered by Customer and furnished by Seller under this Agreement.

5.0      SCOPE OF SERVICES

5.0.1    INTRODUCTION

Customer is requesting Seller Network Management Services to support their service data network. This Definition of Services (DOS) details the associated activities Customer is requesting Seller to provide for management of this network. After a final review Seller will produce a Customer Operations Support Plan to detail service delivery processes. Associated pricing agreed to by Customer and Seller will be requested and provided in a separate price schedule. The following sections outline the engagement scope, deliverable details, and responsibilities of Seller and Customer.

5.0.2    PROJECT SCOPE

In an effort to clarify the services, requested by Customer and to be delivered by Seller, this document will outline those network management services to be performed by Seller. All information contained in this document refers to network management services for the following Customer network elements: Lucent AC 60/120, Lucent CE200, WTI, Cisco routes, Spectracom GDC, Turnstone CX100 and other equipment as specified and agreed upon by Customer and Seller.

Specific areas outside this DOS's scope are:

     - Tasks not specifically identified in the Definition of Services in this document.
     - Services not specifically identified in the Definition of Services in this document.

5.1      DEFINITION OF SERVICES

The following table outlines the major services to be performed by Seller for this DOS (detailed descriptions are outlined in subsequent paragraphs of this document):


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                        Lucent Technologies Proprietary
                      Use Pursuant to Company Instructions

                                     TABLE 1

PRODUCT                       FAULT MANAGEMENT     CONFIRMATION RECOVERY     PERFORMANCE REPORTING
-------------------------     ----------------     ---------------------     ----------------------
Lucent AC 60, 120                   Yes                    Yes                       No
Lucent CE 200                       Yes                    Yes                       No
Turnstone CX100                     Yes                    Yes                       No
CISCO 2514 Router                   Yes                    No                        No
CISCO 2507 Router                   Yes                    No                        No



5.1.1    NETCARE NETWORK MANAGEMENT SERVICE CENTER

The NetCare Network Management Services Center (NMSC) is operational 7 days a week, 24 hours a day, to support critical customer networks. The performance and productivity of the NMSC Technicians is greatly enhanced through the use of internally and externally sourced software tools. For example, the NMSC service request record system stores extensive information on customer equipment, networks, and locations. NMSC and Field Technicians can input and access real-time service request information using this system. This information sharing capability enables Lucent Technicians to coordinate their testing and repair efforts minimizing resolution time and customer impact. Our service tracking system includes diverse functionality, allowing Technicians to perform in-band and out-of-band testing without needing to switch between tools - a feature increasing productivity and accuracy.

Using a base platform which includes HP OpenView and Seagate Nerve Center Pro, Bell Laboratories engineers have developed a state-based artificial intelligence capability which independently verifies and filters network events. The collected data presents NMSC Technicians with a specific issue to investigate, along with complete information about the problem.

NetCare Service engineers' combination of experience, training, and advanced tools, allows NMSC Technicians to remotely resolve approximately 75 % of our customers' network problems remotely - without dispatching an onsite Technician. By vastly reducing onsite dispatches, our average problem resolution time is less than 1.5 hours, average circuit availability above
99.5 %, and customer satisfaction survey ratings of good to excellent averaging 95%.

5.1.2    MANAGING YOUR SERVICES

NetCare NMS will assign a Service Implementation Manager (SIM) to the Customer account. The SIM will become familiar with the specifics of your network and configurations. While providing coordination of the NetCare NMS staff, the SIM will measure the Customer is provided all necessary information and support to implement contracted services. When the SIM has

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                        Lucent Technologies Proprietary
                      Use Pursuant to Company Instructions
verified your devices and services are operating properly, your account will be migrated to a NetCare NMSC Operations Service Manager for continued monitoring and service.

5.3      NETWORK FAULT MANAGEMENT SERVICES

5.3.1    STANDARD SERVICES

The NMSC will pro-vide real-time, 24 hour a day, seven day a week fault management of Customer network elements (per Table 1) using the NMSC's SNMP Network Management System. This service requires a dedicated circuit to connect Customer network with the NetCare NMSC. NetCare will provide this circuit as described herein. The NetCare NMSC will serve as Customer single point of contact for all network management activities pursuant to this Agreement

5.3.2    FAULT ISOLATION AND RESOLUTION SERVICES

SNMP Fault Management

This service provides real-time fault management for Customer SNMP compatible devices using our base platform as described in the NETCARE NETWORK MANAGEMENT SERVICE CENTER section of this document. The service utilizes Customer dedicated access line to the NetCare NMSC to provide constant monitoring of network devices under our care to assure they are operational. The network management system polls and registers traps and alarms generated by managed devices automatically creating a service request record.

Trouble Reporting Process

Depending on the type of fault, a trouble will either be reported via a:
     1.  Trap forwarded to the NMSC monitoring platform by a monitored device.
     2.  Manual call to the NMSC.
To manually initiate a service request, the Customer team member will contact the NMSC at 800-336-9498 and provide either the network address or device name and your three or four character customer code. All service requests reported via telephone or SNMP alerts (monitored by the NMSC platform) will be logged and tracked by the NetCare NMSC. When the NetCare Technician calls to update status or close a service request, we will use the Data Maintenance Operations System
(DMOS) service request record number.

Fault Isolation and Resolution

The NetCare NMSC will initiate trouble diagnosis, isolation, and resolution activities for the faulty network device or refer the service request to the appropriate organization (third party vendor or within Lucent Technologies). The type of device and circuit trouble will determine the tests to be performed. The NMSC will diagnose and resolve trouble conditions from Customer AC120 interface to the CE200 local loop line interface when SNMP alerts are sent from these network devices to the NMSC SNMP Network Management System or when a service request is

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                      Use Pursuant to Company Instructions
reported to NetCare directly by the Customer. The NetCare NMSC will manage these service requests to resolution. The NMSC is not responsible for monitoring, diagnosing, or resolving transport facility, customer local loop, and/or customer promise equipment problems.

The dispatch of repair personnel (pursuant to the terms and conditions of this Agreement) is governed by and limited to the terms and conditions of the appropriate service organization's maintenance agreement with the Customer. The NetCare NMSC will keep the Customer informed concerning service request resolution progress whenever a significant change or event has occurred in the status of the service request ticket. Disruptive testing will not be initiated unless coordinated with and agreed to by the Customer. When a service request has exceeded mutually agreed upon time limits (as defined in the Seller's Customer Operation Support Plan), the NetCare NMSC will escalate to the next appropriate level of management responsible for resolving the service request, and will continue to escalate until the request is resolved. The NMSC will provide the Customer with progress reports (as defined in the Seller's Customer Operations Support Plan).

The NetCare NMS Technician may refer the problem to a third party vendor for resolution, depending on the problem and the services you have contracted, and will manage the third party vendor until the problem is resolved (commonly referred to as Agency). The Technician will also provide status updates at agreed upon intervals, and escalate any issues not meeting agreed to requirements. Once resolved, the Customer will be advised of the problem resolution, and with Customer concurrence the service request record will be closed and stored in our database.

5.3.3    NETCARE NETWORK MANAGEMENT SUPPORT CENTER RESPONSIBILITIES

     1. Maintain a network profile at the NMSC and update the profile with changes taking place in Customer network. The NetCare NMSC Add/Change/Delete form and/or Seller installation plans will be the vehicle for the Customer to convey information to the NetCare NMSC.

     2. For contracted devices, the NetCare NMSC will filter incoming SNMP traps, disregard irrelevant traps, and act upon consequential traps. The NMSC will coordinate with Customer Network Operations Organization to review trouble activities.

     3. For contracted devices, the NetCare NMSC will refer service requests to the appropriate vendor (as described above). The NetCare service request record will remain open until service request resolution. Should further diagnosis be required, NetCare will work with the vendor to resolve the service request

     4. The NMSC will have one hour from the creation of a service request (whether generated through the NMSC platform or via a manually generated call from the Customer) to determine the need for a Seller's field maintenance dispatch for contacted managed network elements. At the one hour mark, the Seller's NetCare NMSC will initiate a field dispatch request 100% of the time unless contributing factors do not warrant a field dispatch. For these types of service requests, the Seller's NetCare NMSC will coordinate with the Customer's Network Operations Center to gain concurrence. The joint Customer/Seller team will monitor performance on a minimum of a monthly basis.

     5. Web based monthly network status reports will summarize network troubles, resolutions, and monthly service transaction totals.

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                        Lucent Technologies Proprietary
                      Use Pursuant to Company Instructions

     6. NetCare will provide a dedicated circuit from the NetCare NMSC platform to the Customer defined network ingress point.

CUSTOMER RESPONSIBILITIES

     1. Provide Seller accurate information regarding the network to be managed including the number and types of devices (manufacturer and model).

     2. Monitored devices added or deleted from the network must be reported to the NMSC. The NetCare NMSC will be unable to provide service on devices added to Customer network until written notification is received requesting their addition. Deleted devices will continue to be invoiced until such written notification is received. The information for adds and deletes will comply with the format of the NetCare NMSC Add/Change/Delete form

     3. Customer will provide escalation contacts and telephone numbers to the NetCare NMSC.

     4. Customer will provide the NetCare NMSC with a detailed and current network drawing prior to network management turn-up.

     5. Customer will assign all IP addresses.

     6. NetCare requires a dial-line to all network elements managed by the NMSC to ensure 7x24 access. Customer will be responsible for providing monitored device dial-lines and the associated dial-line fees. Without this dial-line, if inband access is lost, NetCare cannot be held accountable for continuous 7x24 hour delivery of the services outlined in this Definition of Services and the associated Service Level Agreements (SLA).

5.4      NETWORK CONFIGURATION RECOVERY

The NetCare NMSC will provide configuration recovery for Customer network devices (per Table 1, for those devices under contract). The device back-up schedules and number of images stored will be outlined in the Seller's Customer Operations Support Plan. This information will be available, should it be needed, to replace lost configurations as a result of device/network failure or disaster. Upon Customer request, NetCare will load the appropriate stored configuration into the affected device(s), and verify successful completion. Affected network devices, which may have been physically damaged or Impairment must first be repaired and verified operable by the NetCare NMSC.

5.0      NETWORK PERFORMANCE REPORTING

The NetCare NMSC will remotely obtain and report performance data from the Customer's network elements supporting remote access and retrieval of element performance information (for those devices under contract). The NetCare NMSC will not provide analysis of this data. This information will be forwarded to Customer Network Engineering Team for analysis. The monthly reporting of performance data will commence 45 days after the NetCare NMSC begins managing Customer network.



JATO article V                         5                               08/24/99
                        Lucent Technologies Proprietary
                      Use Pursuant to Company Instructions